Exhibit 99.1

MRC Global Announces Preliminary First Quarter 2025 Results

Houston, TX – April 16, 2025 – MRC Global Inc. (NYSE: MRC) today announced selected preliminary first quarter 2025 results from continuing operations.

Preliminary First Quarter 2025 Financial Highlights:

●	Revenue of approximately $710 million, a 7% sequential increase
●	Net income from continuing operations of approximately $7 million
●	Adjusted EBITDA of approximately $35 million, or 4.9% of sales
●	Gross Profit of approximately $142 million, or 20.0% of sales
●	Adjusted Gross Profit of approximately $153 million, or 21.5% of sales
●	Cash flow provided by continuing operations of approximately $20 million

Rob Saltiel, MRC Global’s President and CEO stated, “I am very pleased with our strong start to the year, with activity levels and margins exceeding expectations. Our US segment drove the sequential revenue increase, led by 13% growth in DIET, 8% in Gas Utilities and 6% in PTI. We are optimistic about continued revenue growth in the second quarter, and we estimate a high-single to low-double digit percentage increase in sequential sales supported by our growing US backlog, which is up more than 20% since the beginning of this year.

“Although we recognize the potential for headwinds in the global economy, we believe the strong rebound in our Gas Utilities business, coupled with healthy activity levels in DIET and a favorable PTI customer mix, position us well for future success. The recent volatility in our share price also provides an opportunity for us to begin execution of our $125 million share repurchase program in the second quarter.”

Additional first quarter 2025 earnings and annual outlook information will be provided in the company’s upcoming earnings release and earnings call in May.

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Please refer to the reconciliations of Adjusted Gross Profit and Adjusted EBITDA to their nearest GAAP measures in this release. As used in this release, DIET refers to business in our downstream, industrial and energy transition sector, and PTI refers to business in our production and transmission infrastructure sector with respect to our upstream and midstream oil and gas customers.

The company has prepared the estimates presented above in good faith based upon the company's internal reporting and expectations as of and for the three months ended March 31, 2025. These estimates are preliminary, unaudited, subject to completion, reflect the company's current good faith estimates and may be revised as a result of management's further review of the company's results. The company and its auditors have not completed the normal quarterly review procedures as of and for the three months ended March 31, 2025, and there can be no assurance that the company's final results for this quarterly period will not differ from these estimates. Any such differences could be material. During the course of the preparation of the company's consolidated financial statements and related notes as of and for the three months ended March 31, 2025, the company may identify items that would require it to make material adjustments to the preliminary financial information. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the three months ended March 31, 2025 are not necessarily indicative of the results to be achieved for the remainder of 2025 or any future period.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of approximately 200 locations including valve and engineering centers. The company’s unmatched quality assurance program offers approximately 200,000 SKUs from over 7,100 suppliers, simplifying the supply chain for over 8,300 customers. Find out more at www.mrcglobal.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “estimate”, “believe” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales increase for its second quarter of 2025 are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond MRC Global’s control, including the factors described in the company’s SEC filings that may cause the company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; U.S. and international general economic conditions; the company's ability to compete successfully with other companies in MRC Global's industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves; unexpected supply shortages; cost increases by the company's suppliers; the company's lack of long-term contracts with most of its suppliers; suppliers' price reductions of products that the company sells, which could cause the value of the company's inventory to decline; decreases in steel prices, which could significantly lower MRC Global's profit; increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company's lack of long-term contracts with many of its customers and the company's lack of contracts with customers that require minimum purchase volumes; changes in the company's customer and product mix; risks related to the company's customers' creditworthiness; the success of the company's acquisition strategies; the potential adverse effects associated with integrating acquisitions into the company's business and whether these acquisitions will yield their intended benefits; the company's significant indebtedness; the dependence on the company's subsidiaries for cash to meet its obligations; changes in the company's credit profile; a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted or imposed; significant substitution of alternative fuels for oil and gas; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company's insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the company; pending or future asbestos-related claims against the company; the potential loss of key personnel; adverse health events such as a pandemic; interruption in the proper functioning of the company's information systems and the occurrence of cyber security incidents; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of the company’s goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; risks related to the company's intention not to pay dividends; and risks arising from compliance with and changes in law in the countries in which we operate, including (among others) changes in tax law, tax rates and interpretation in tax laws.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. MRC Global’s filings and other important information are also available on the Investor Relations page of the company’s website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton VP, Investor Relations & Treasury
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA (a non-GAAP measure)

(in millions)

	Three Months Ended
	March 31,	Percentage
	2025	of Revenue
Net income from continuing operations	$7	1.0%
Income tax expense	1	0.1%
Interest expense	9	1.3%
Depreciation and amortization	5	0.7%
Amortization of intangibles	5	0.7%
Increase in LIFO reserve	1	0.1%
Equity-based compensation expense	4	0.6%
Internal control remediation	2	0.3%
Non-recurring other legal and consulting costs	1	0.1%
Adjusted EBITDA	$35	4.9%

Notes to above:

The company defines Adjusted EBITDA in this release as net income from continuing operations plus interest, income taxes, depreciation and amortization, amortization of intangibles, and certain other expenses, including non-cash expenses, (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments and asset impairments, including inventory), inventory-related charges incremental to normal operations, and plus or minus the impact of its LIFO inventory costing methodology. The company presents Adjusted EBITDA because the company believes Adjusted EBITDA is a useful indicator of the company’s operating performance. Among other things, Adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses. Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance. See the company's Annual Report filed on Form 10-K for a more thorough discussion of the use of Adjusted EBITDA.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit (a non-GAAP measure)

(in millions)

	Three Months Ended
	March 31,	Percentage
	2025	of Revenue
Gross profit, as reported	$142	20.0%
Depreciation and amortization	5	0.7%
Amortization of intangibles	5	0.7%
Increase in LIFO reserve	1	0.1%
Adjusted Gross Profit	$153	21.5%

Notes to above:

The company defines Adjusted Gross Profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles, plus inventory-related charges incremental to normal operations and plus or minus the impact of its LIFO inventory costing methodology. The company presents Adjusted Gross Profit because the company believes it is a useful indicator of the company’s operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions of which they have been involved. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. The company uses Adjusted Gross Profit as a key performance indicator in managing its business. The company believes that gross profit is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted Gross Profit.

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